IN THE UNITED STATES DISTRICT COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                                 AUSTIN DIVISION
FINANCIAL INDUSTRIES
CORPORATION

        Plaintiff,                                       CIVIL ACTION NO.
                                                         A03 CA 033 SS
vs.

THE ROY F. AND JOANN COLE
MITTE FOUNDATION, ROY F.
MITTE and JOANN COLE MITTE

        Defendants.


                         COMPROMISE SETTLEMENT AGREEMENT
                               AND MUTUAL RELEASE

     This Compromise Settlement Agreement and Mutual Release (this "Agreement") is entered into between Financial Industries Corporation ("FIC") and Robert Bender ("Bender"), on the one hand, and Roy F. Mitte ("Roy"), Joann Cole Mitte ("Joann"), Scott Mitte ("Scott"), Jan Mitte ("Jan"), and The Roy F. and Joann Cole Mitte Foundation (the "Foundation"), on the other hand. FIC, Bender, Roy, Joann, Scott, Jan and the Foundation are each referred to herein as a "Party" and sometimes collectively referred to herein as the "Parties"; Roy, Joann, Scott, Jan, and the Foundation are sometimes referred to herein as the "Mitte Parties."

                                    RECITALS

     WHEREAS, FIC filed suit against Roy, Joann, and the Foundation in the case styled Financial Industries Corporation v. Roy F. Mitte, Joann Cole Mitte, and The Roy F. and Joann Cole Mitte Foundation, Cause No. A03 CA 033 SS, United States District Court for the Western District of Texas, Austin Division (the "Litigation");

     WHEREAS, FIC's claims in the Litigation relate to alleged circumstances that are more fully described in the "Financial Industries Corp. Report of the Audit Committee of the Board of Directors Concerning Payment of the Personal Expenses of the Chairman" dated September 17, 2002, (the "Mitte Audit"), and the Report of Internal Audit Concerning Payment of Mitte Foundation Expenses (the "Foundation Audit"). All references to the Litigation in this Agreement expressly include and encompass the claims and alleged circumstances relating to or arising out of the Mitte Audit and the Foundation Audit;

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


     WHEREAS, FIC's claims in the Litigation also relate to the alleged impropriety of certain donations, particularly a $1 million donation from FIC to the Foundation, made in January 2002. All references to the Litigation in this Agreement expressly include and encompass the claims and alleged circumstances relating to or arising out of any such donations by FIC to the Foundation in any and all years (the "Donations");

     WHEREAS,  Roy has  asserted  that he was  wrongfully  terminated  from  his position as Chairman of the Board and Chief Executive Officer of FIC. Roy, Joann, and the Foundation have filed certain counterclaims against FIC in the Litigation seeking, among other things, damages for breach of contract of the Employment Agreement (as hereinafter defined) between Roy and FIC. All references to the Litigation in this Agreement expressly include and encompass the claims and alleged circumstances relating to or arising out of Roy's Employment Agreement or the termination thereof;

     WHEREAS, the Mitte Parties presently beneficially own, collectively, 1,627,610 shares(1) (the "Mitte Stock") of common stock, $0.20 par value per share, of FIC (such class of stock being referred to as "Common Stock");

     WHEREAS, on January 20, 2003, the Mitte Parties made demand that FIC call a special meeting of shareholders;

     WHEREAS, on February 10, 2003, FIC and the Mitte Parties agreed that FIC's annual meeting of shareholders would be held on May 9, 2003, in return for the Mitte Parties' withdrawal of their demand for an earlier special meeting;

     WHEREAS, FIC and the Mitte Parties thereafter entered into discussions and negotiations toward a mutually acceptable compromise settlement, and in the course of such discussions agreed to delays in the outside date for the annual meeting of shareholders, most recently to June 12, 2003;

     WHEREAS, the Parties desire to compromise and settle the disputes and controversies between them, including, without limitation, all claims and counterclaims that were, or could have been, brought in the Litigation; and

     WHEREAS, the Parties intend that the full terms and conditions of their compromise and settlement be set forth in this Agreement.

     NOW THEREFORE, in consideration of the recitals, covenants, releases, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

----------------------
1 Includes 1,552,206 shares of Common Stock owned by the Foundation, 35,520 shares of Common Stock held for Roy's benefit in FIC's Employee Stock Ownership Plan, 39,820 shares of Common Stock held by Roy personally, and 64 shares of Common Stock held for Scott's benefit in FIC's Employee Stock Ownership Plan. Does not include 6,600 shares of Common Stock issuable upon exercise of employee stock options held by Roy.

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


     1.0 Payments.

     1.1 In consideration for the cancellation of the Employment Agreement (defined in Section 4) and the relinquishment of Roy's rights thereunder, and for the general release and other provisions set forth herein, FIC will pay to Roy the sum of THREE MILLION DOLLARS ($3,000,000.00) in full satisfaction of all amounts due and allegedly due to Roy from FIC, and all amounts due and allegedly due to FIC from Roy and the Foundation, with respect to claims made, or that could have been made, in connection with the Employment Agreement, the Mitte Audit, the Foundation Audit (including without limitation, the Donations and any and all of the factual circumstances and matters addressed in the Foundation Audit), and/or the Litigation.

     In consideration for the Foundation withdrawing its request for a special meeting, granting its proxy to FIC or its designees under certain terms and conditions described herein, and for the general release and other provisions set forth herein, FIC specifically agrees that it is relinquishing its claims against the Foundation without any monetary payments by the Foundation in relation to the alleged expenses and reimbursement claims identified in, arising out of, connected with or related in any way to the Litigation, the Foundation Audit and/or the Donations.

     1.2 (a) Subject to the provisions of Section 1.2(b), the payments to be made by FIC pursuant to Section 1.1 above will be made in three equal annual installments of One Million Dollars ($1,000,000), beginning on June 1, 2003, with a like payment on June 1, 2004 and June 1, 2005, by wire transfer or cashier's or certified check. In the event of the death of Roy prior to the completion of FIC's payment obligations in this Agreement, FIC will continue making payments in accordance with this Section 1.2 to Joann or, in the event of the death of Joann prior to the completion of FIC's payment obligations in this Agreement, to Roy's estate or Joann's estate, as applicable, or his or her devisees, legatees, heirs or other appropriate assigns or appointees. The Parties agree that FIC's failure to make a timely payment due to Roy, Joann or such other persons in accordance with this Section 1.2, after written notice delivered to FIC and the failure of FIC to cure by making such payment within 10 days following receipt of such notice, will result in (i) the immediate and automatic termination of any obligation of the Mitte Parties set forth in Sections 2.1 of this Agreement, and (ii) the acceleration of any and all FIC's remaining payment obligations under this Agreement.

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


     (b) Roy agrees to provide to FIC, promptly following the filing of his federal income tax return on Form 1040 for each of the years ended December 31, 2003, 2004 and 2005, a duly executed Internal Revenue Service Form 4669 (or any successor form) which reports as ordinary income the $1,000,000 installment paid to Roy by FIC pursuant to Section 1.2(a) in such calendar year (each, a "Form 4669"). Notwithstanding anything to the contrary contained in this Section
1.2(b), in the event that Roy fails to provide to FIC a Form 4669 with respect to the year ended December 31, 2003 prior to June 1, 2004, FIC shall hold back from the $1,000,000 installment payable to Roy on such date pursuant to Section 1.2(a), the amount of $270,000 until such time as Roy delivers such Form 4669 to FIC. In the event that Roy fails to provide to FIC a Form 4669 with respect to the year ended December 31, 2004 prior to June 1, 2005, FIC shall hold back from the $1,000,000 installment payable to Roy on such date pursuant to Section 1.2(a), the amount of $270,000 until such time as Roy delivers such Form 4669 to FIC. With respect to the third $1,000,000 installment payable to Roy on June 1, 2005 pursuant to Section 1.2(a), FIC shall hold back from such payment the amount of $270,000 until such time as Roy (i) delivers a duly executed Form 4669 with respect to the year ended December 31, 2005 or (ii) directs FIC to pay to the Internal Revenue Service such amount as an estimated tax payment; provided, that in the case of clause (ii), Roy shall still be obligated to deliver to FIC a duly executed Form 4669 for the year ended December 31, 2005 as required by this Section 1.2(b). In the event of the death of Roy, Roy's obligations under this Section 1.2(b) may be fulfilled by Joann or by the executor of Roy's estate, which shall be considered performance by Roy for all purposes.

     1.3 In the event of a Change of Control (as defined below) of FIC, FIC's payment obligations as set forth in Sections 1.1 and 1.2 above shall accelerate and become immediately payable in full at the time of such Change of Control; provided, however, that FIC shall hold back from the amount payable upon a Change of Control, the sum of $270,000 per $1,000,000 installment paid as a result of the Change of Control (it being agreed that any such amounts held back by FIC will be paid to Roy following the delivery by Roy of a duly executed Form 4669 for the year in which the Change of Control occurred). For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following: (i) any person, entity or group within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors of FIC; (ii) a merger, reorganization or consolidation whereby FIC's equity holders existing immediately prior to such merger, reorganization or consolidation do not, immediately after consummation of such reorganization, merger or consolidation, own more than fifty percent (50%) of the combined voting power of the surviving entity's outstanding voting

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


securities entitled to vote generally in the election of the Board of Directors of the surviving entity, as determined immediately after such sale; or (iii) the sale of all or substantially all of FIC's assets to any person, entity or group, in a single transaction or a series of similar transactions, within the meaning of Sections 13(d) or 14(d) of the Exchange Act in which FIC, any subsidiary of FIC, or FIC's equity holders existing immediately prior to such sale beneficially own less than fifty percent (50%) of the combined voting power of such acquiring entity's outstanding voting securities entitled to vote generally in the election of directors, as determined immediately after such sale.

     2.0 Proxy; Sale of Mitte Stock; Annual Shareholders Meeting.

     2.1 Subject to the conditions in this Section 2.1(a) through (e) and all other terms of this Agreement, the Mitte Parties will grant to any persons named as proxies by FIC in any proxy statement filed with the Securities and Exchange Commission by the management of FIC for the purpose of soliciting proxies for any annual or special meeting of shareholders of FIC their irrevocable proxy for any and all shares of Common Stock held by any of the Mitte Parties for the following purposes:

(a) For so long as FIC complies with the provisions of Section 2.4 below by providing a Purchase Offer (as defined below) as therein provided, such proxy may be voted "for" all nominees for the Board of Directors of FIC named on FIC's proxy statement, "against" any proposal by a person other than FIC for the removal of any members of the Board of Directors, "withheld" as to any nominees for the Board of Directors proposed by any person other than FIC, "against" any proposal by any person other than FIC to amend the bylaws or articles of incorporation of FIC, and in accordance with the recommendation of the Board of Directors of FIC or at their discretion as permitted by applicable law with respect to any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act. FIC expressly agrees, warrants and represents that it will not propose at the 2003 annual shareholders meeting any amendment to the articles of incorporation or bylaws of FIC that would increase the ownership threshold for a shareholder's ability to call a special meeting of shareholders. Such proxy shall not extend to any other matters that may be proposed by FIC at an annual or special meeting during such Purchase Period in which the proxy is in effect, including without limitation, any other amendment to the articles of incorporation or bylaws of FIC, any action relative to a merger of FIC or the sale of all or substantially all of the assets of FIC, or the issuance or sale by FIC of any of its equity securities.

     (b) For so long as FIC complies with the provisions of Section 2.4 below by providing a Purchase Offer (as defined below) as therein provided, such proxy may be voted in the manner specified in Section 2.1(a) above. In addition, to the extent such matter is proposed by FIC at the 2004 annual meeting, or at any annual or special meeting of shareholders after such 2004 annual meeting, such proxy, if then in effect, may be voted "for" an amendment to the articles of incorporation of FIC to (i) raise the ownership threshold for a shareholder's ability to call a special meeting of shareholders to 30% or (ii) provide that

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


cumulative voting shall not be permitted in the election of the Board of Directors of FIC. Such proxy shall not extend to any other matters that may be proposed by FIC at an annual or special meeting during any Purchase Period in which the proxy is in effect, including without limitation, any other amendment to the articles of incorporation or bylaws of FIC, any action relative to a merger of FIC, the sale of all or substantially all of the assets of FIC, or the issuance or sale by FIC of any of its equity securities.

     (c) With respect to any other matters not addressed in Section 2.1(a) and 2.1(b), the Common Stock held by the Mitte Parties will be voted in accordance with the written instructions provided by the Mitte Parties.

     (d) THE PROXY GRANTED PURSUANT TO THIS SECTION 2.1 WILL BE IRREVOCABLE AND COUPLED WITH AN INTEREST BUT IS SUBJECT TO TERMINATION AS PROVIDED HEREIN. Concurrent with the execution and delivery of this Agreement, the Mitte Parties shall execute and deliver to FIC the proxy attached hereto as Exhibit A. In furtherance of the provisions of this Section 2.1, the Mitte Parties agree that they will not, so long as such proxy is in effect with respect to any shares of Mitte Stock pursuant to this Agreement, (i) solicit proxies or consents, directly or indirectly, or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents to vote, or seek to advise or influence any person with respect to the voting of, the Common Stock of FIC, other than in accordance with the formal recommendation of the Board of Directors of FIC with respect to any such matter;
(ii) with respect to the Common Stock of FIC (a) form or join any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) after the date of this Agreement or (b) in the event that the Mitte Parties or any of their respective affiliates have formed or joined any such group prior to the date hereof, participate in or benefit from any additional action by such group or any member thereof after the date of this Agreement that would constitute a violation of this Section 2.1 if undertaken by such group or the Mitte Parties or any such affiliate alone; (iii) disclose any intention, plan or arrangement inconsistent with any of the foregoing; (iv) call for a special meeting of shareholders in which directors of FIC will be elected or removed; or (v) advise, assist or encourage any other person in connection with any of the foregoing.

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


     (e) For clarity and as otherwise provided herein, the proxy in this Section 2.1, will immediately and automatically terminate if FIC fails (after any applicable notice and cure period) to timely make any of the payments provided for in Sections 1.1, 1.2 or 1.3; or fails to produce a bona fide purchaser who makes a Purchase Offer before the end of any applicable Purchase Period as provided for in Section 2.4; or if FIC fails, within 10 days after having received written notice from a Mitte Party of such failure, to fulfill in all material respects its obligations under Section 2.2 or Section 6.1 of this Agreement; provided, however, the termination of the proxy as provided for in this Section 2.1(e) shall not work to terminate or reduce in any respect the obligations of FIC otherwise provided in this Agreement.

     (f) Unless previously terminated in accordance with applicable provisions of this Agreement, the proxy granted pursuant to this Section 2.1 will terminate on May 15, 2005.

     2.2 The Mitte Parties collectively beneficially own as of the date of this Agreement (not including the stock option shares referenced in footnote 1) 1,627,610 shares of FIC Common Stock. On or prior to June 1, 2003, (a) FIC (or another bona fide purchaser or purchasers) shall purchase 39,820 shares of Common Stock held by Roy at a purchase price of $14.64 per share and (b) FIC shall pay to Roy in consideration of the cancellation of 6,600 options (the "Options") to acquire Common Stock held by Roy on the date of this Agreement, the amount of $42,636 less any applicable withholding taxes. The stock purchase agreement to be used in the purchase and sale transaction referred to in clause
(a) above, as well as for any other purchase and sale transactions under this Agreement, including, without limitation, transactions under Sections 2.3 and 2.4: (i) shall not contain any seller warranties and representations (other than as to ownership, authority to sell, enforceability, and that the shares are to be conveyed free of liens, proxies, voting agreements and similar impediments);
(ii) will not call for any legal opinions; and (iii) will not call for any indemnities post-closing, other than with respect to the matters referenced in
(i) above. Following receipt by Roy of the payment referred to in clause (b) above, Roy acknowledges and agrees that the Options shall be cancelled and of no further force or effect and that Roy shall have no further rights under any Option Agreement between Roy and FIC which governs the terms of such Options.

     2.3 On or prior to June 1, 2003, FIC (or another bona fide purchaser or purchasers) shall purchase 35,502 shares of Common Stock attributable to Roy under the FIC Employee Stock Ownership Plan at a purchase price of $14.64 per share.

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


     2.4 (a) During the periods ending August 15, 2003, May 15, 2004, November 15, 2004 and May 15, 2005 (each, a "Purchase Period"), FIC agrees to use its commercially reasonable efforts to locate a bona fide purchaser or purchasers to purchase at least 388,052 shares of Common Stock held by the Foundation in each such period for a cash purchase price of $14.64 per share (or, in the event of any period in which the Foundation owns less than 388,052 shares, the amount then held); provided, however, that, notwithstanding the foregoing, in the event that FIC locates a bona fide purchaser or purchasers during any such Purchase Period to purchase more than 388,052 shares of Common Stock held by the Foundation, the entire excess amount shall be applied to any future Purchase Period(s) as FIC may direct and shall have the effect of reducing the number of shares of Common Stock that must be the subject of a Purchase Offer (as defined below) in any subsequent Purchase Period(s) for FIC to retain the proxy granted to it in this Agreement in accordance with the provisions of Section 2.4(b).

     For purposes of example only, if a Purchase Offer were made during the Purchase Period ended August 15, 2003 for 500,000 shares of Common Stock, 388,052 of such shares of Common Stock shall be applied to the Purchase Period ended August 15, 2003 in satisfaction of FIC's obligations under Section 2.4(b) for such Purchase Period and the remaining 111,948 shares of Common Stock shall be applied to any future Purchase Period(s) as FIC may direct. Consequently, if a Purchase Offer were made for 388,052 shares of Common Stock during the Purchase Period ended May 15, 2004 and for 276,104 shares of Common Stock for the Purchase Period ended November 15, 2004, FIC would be deemed to have satisfied the provisions of Section 2.4(b) for the continuation of the proxy for the periods ended May 15, 2004 and November 15, 2004 by applying the excess 111,948 shares of Common Stock from the Purchase Offer made during the Purchase Period ended August 15, 2003 to the Purchase Period ended November 15, 2004. For the avoidance of doubt, shares of Common Stock subject to a Purchase Offer (as defined below) shall count towards the foregoing amounts even if the Foundation elects not to accept such Purchase Offer.

     (b) In the event that a third party introduced by FIC makes a bona fide offer or offers to purchase for cash at the purchase price of $14.64 per share (in one transaction or a series of transactions) at least 388,052 shares of Common Stock held by the Foundation during each separate Purchase Period (or such lesser amounts as are described in Section 2.4(a) to the extent applicable) (collectively, in any one Purchase Period, a "Purchase Offer"), then the proxy given pursuant to Section 2.1 above will remain in effect with respect to all shares of FIC Common Stock held the Mitte Parties until the end of the next Purchase Period or until earlier released by FIC. For the avoidance of doubt, if a third party purchaser or purchasers introduced or arranged by FIC offers to buy shares of Common Stock held by the Foundation in the amounts and at the price of $14.64 per share by the end of each Purchase Period specified in this
Section 2.4, the proxy given pursuant to Section 2.1 above shall remain in effect until the end of the next Purchase Period, whether or not the Foundation accepts such Purchase Offer. Also for the avoidance of doubt, if FIC fails to produce a third party purchaser or purchasers who offers to purchase at least 388,052 shares of Common Stock held by the Foundation (or such lesser amounts as are described in Section 2.4(a) to the extent applicable) during such Purchase Period at the price of $14.64 per share by the end of the applicable Purchase Period specified in this Section 2.4, then the proxy given pursuant to Section

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2.1 above shall immediately terminate. Except as provided in the proviso to this sentence, the Mitte Parties shall be under no obligation to sell any such shares of Mitte Stock for which a Purchase Offer is made, but the proxy relating to such shares of Mitte Stock shall remain in effect so long as the Purchase Offer is made in accordance with the terms of this Section 2.4; provided, however, that in the event that FIC or a third party or parties make a bona fide Purchase Offer to buy up to 517,402 shares of Common Stock held by the Foundation at a purchase price of $14.64 per share on or prior to August 15, 2003, the Foundation shall be obligated to sell such shares if FIC or such third party or parties tender the purchase price to the Foundation on or prior to such date. In consideration of the agreements of the Foundation set forth in this Section 2.4, FIC and its subsidiaries agree not to sell, issue, transfer or convey any shares of Common Stock to a third party for cash between the date hereof and August 15, 2003, without first directing such third party to purchase the desired number of shares (up to 517,402 shares) of Common Stock from the Foundation. Any violation of the immediately preceding sentence by FIC or its subsidiaries shall result in an immediate termination of the proxy described in Sections 2.1 and 2.4.

     (c) Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 2.4 shall in no way obligate FIC or any other person to make a Purchase Offer with respect to shares of Mitte Stock or consummate any such purchase (other than the purchase of shares of Common Stock held by Roy pursuant to Sections 2.2 and 2.3), and a consequence under this Agreement of the failure of the Purchase Offer being made or purchase pursuant thereto being consummated following the Mitte Parties' election to accept such offer shall include the termination of the proxy granted hereby at the end of the respective Purchase Period with respect to the shares of Common Stock held by the Mitte Parties. Any purchaser of shares pursuant to this Section 2.4 shall acquire such shares free of the proxy.

     (d) The obligations of FIC under this Section 2.4 relate solely to the 1,552,206 shares of Common Stock owned by the Foundation as of the date of this Agreement and do not extend to any shares of Common Stock acquired by the Foundation or any of the Mitte Parties after the date of this Agreement. The applicability of the proxy described in Sections 2.1 and 2.4 relates solely to the shares of Common Stock set forth on Schedule A attached hereto and do not extend to any shares of Common Stock acquired by the Foundation or any of the Mitte Parties after the date of this Agreement.

     2.5 This Agreement shall supercede any and all prior agreements or understandings between FIC and the Mitte Parties with respect to the record date for and the date of the 2003 Annual Meeting of Shareholders, and each of FIC and the Mitte Parties agree that the Board of Directors of FIC shall have the absolute and sole discretion to set the record date and meeting date for the 2003 Annual Meeting of Shareholders and any future shareholders meetings subject to applicable law with respect thereto. Notwithstanding the foregoing, unless required by applicable law or order of any court of competent jurisdiction, FIC agrees that the annual meeting of shareholders held in 2004 and 2005 shall be held after June 10th of each respective year.

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


     2.6 In the event that the Mitte Parties transfer any shares of Mitte Stock to any third party by sale, gift or otherwise, other than in accordance with
Section 2.4 of this Agreement, the proxy granted to FIC in Section 2.1 hereof shall survive any such transfer to a third party unless (i) FIC agrees in writing at the time of such transfer to terminate the proxy with respect to those shares of Mitte Stock, (ii) such third-party transferee does not, after giving effect to the transfer of the Mitte Stock, beneficially own (either individually or collectively with any other person for which such third party would be deemed to be part of a "group" as defined in Sections 13(d) or 14(d) of the Exchange Act) more than two percent (2%) of the then outstanding shares of FIC Common Stock or (iii) such transfer is effected in the open-market pursuant to the provisions of Rule 144 under the Securities Act or under an effective registration statement. In furtherance of the foregoing, concurrent with the execution and delivery of this Agreement, the Mitte Parties shall tender to FIC all certificates representing the Mitte Shares and FIC shall place the following legend upon such certificates and return such certificates to the Mitte Parties:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY DATED AS OF MAY 15, 2003 WITH RESPECT TO THE VOTING OF SUCH SHARES. A COPY OF SUCH IRREVOCABLE PROXY MAY BE OBTAINED FROM FINANCIAL INDUSTRIES CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

     Upon termination of the proxy in accordance with this Agreement, the Mitte Parties shall tender to FIC any remaining certificates representing the Mitte Shares and FIC shall promptly remove the foregoing legend from such certificates and return such certificates to the Mitte Parties.

     Subject to the limitations of this Section 2.6, the Mitte Parties may dispose of their stock in a donative transaction to any charitable or educational organization exempt from taxation under the Internal Revenue Code at any time with the transferee receiving such shares free of the proxy.

     3.0 Dismissal of Litigation; Resignations.

     3.1  Promptly  following  the first  payment from FIC to Roy as provided in
Section  1.2,  and the  purchase of 39,820  shares of Roy's stock as provided in
Section 2.2, the parties shall cause their attorneys of record to file with the Court a Joint Motion to Dismiss with Prejudice, in the form attached hereto as Exhibit B, dismissing the Litigation with prejudice. None of the Parties shall file this Agreement with the Court or disclose the terms of this Agreement to the Court (unless so ordered by the Court), and the above-described Joint Motion shall merely state that the Parties have executed a settlement agreement resolving all of the claims between them. The Parties hereby agree that each Party shall be solely responsible for its own attorneys' fees and costs incurred in connection with this Litigation and the negotiations leading to the execution of this Agreement.

     3.2 Upon the filing with the Court of a Joint Motion to Dismiss with Prejudice, Roy and Scott shall tender resignations to FIC from their positions on the Board of Directors of FIC and any of its subsidiaries, and as any officer of FIC and any of its subsidiaries. Upon such resignations, all compensation (including directors' fees) previously paid or payable to Roy and Scott for service on the Board of Directors of FIC or any of its subsidiaries shall immediately terminate, and FIC shall have no further obligation to Roy or Scott other than as set forth in this Agreement.

     4.0 Cancellation of Employment Agreement; Releases.

     4.1 Employment Agreement. Each of FIC and Roy acknowledge and agree that the Employment Agreement dated February 25, 1982, by and between FIC and Roy, as amended by the First Amendment to Employment Agreement dated as of April 4, 2001 (the "Employment Agreement"), is cancelled and of no further force and effect.

     4.2 General Release by FIC. FIC, on behalf of itself and each of its current and former directors, officers, shareholders, employees, parent companies, subsidiaries, affiliates, member firms, predecessors, successors, assigns, trustees, agents, attorneys, accountants, insurers, and representatives of any kind, if any, and Bender (collectively, the "FIC Releasing Parties"), hereby covenant not to sue and fully, finally, and forever generally RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE the Mitte Parties, individually and collectively, and their current and former directors, officers, shareholders, employees, parent companies, subsidiaries, affiliates, member firms, predecessors, successors, family, heirs, executors, administrators, assigns, trustees, agents, attorneys, accountants, insurers, and representatives of any kind, if any (collectively, the "Mitte Released Parties"), jointly and severally, from any and all claims, disputes, demands, actions, liabilities, damages, suits (whether at law or in equity), promises, accounts, costs, expenses, setoffs, contributions, attorneys' fees and/or causes of action of whatever kind or character, whether past, present, future, KNOWN OR UNKNOWN, liquidated or unliquidated, accrued or unaccrued, or which may hereinafter arise as a result of the discovery of new and/or additional facts (collectively, the "Claims"), which the FIC Releasing Parties have had, may now have or might claim to have, or may have in the future against the Mitte Released Parties, INCLUDING, WITHOUT LIMITATION, ANY AND ALL STATUTORY AND COMMON LAW CLAIMS FOR BREACH OF EXPRESS OR IMPLIED CONTRACT, TORTIOUS INTERFERENCE WITH CONTRACT, PROMISSORY ESTOPPEL, BREACH OF IMPLIED COVENANTS, SPECIFIC PERFORMANCE, BREACH OF FIDUCIARY DUTY, INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENCE, AN ACCOUNTING, FRAUD, NEGLIGENT MISREPRESENTATION, FRAUDULENT INDUCEMENT, INCLUDING FRAUDULENT INDUCEMENT TO ENTER INTO THIS AGREEMENT, INFRINGEMENT OF INTELLECTUAL PROPERTY, MISAPPROPRIATION OF TRADE SECRETS, CONVERSION, OR ANY OTHER CLAIM THAT ARISES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, including without limitation claims arising out of, in any way relating to, or in connection with:
(1) the Litigation; (2) the Mitte Audit; (3) the Foundation Audit; (4) the Donations; (5) the Employment Agreement or the termination thereof; (6) Roy's, Scott's and/or Bender's service, actions and conduct as an officer, director, or employee of FIC or of each other; (7) the demand by the Mitte Parties for a special meeting of shareholders; or (8) any other claims that were or with reasonable diligence could have been asserted in the Litigation or that are in any way related to items (2) through (7) immediately above, except for the obligations contained in this Agreement.

     4.3 General Release by Mitte Released Parties. The Mitte Released Parties hereby covenant not to sue and fully, finally, and forever generally RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE the FIC Releasing Parties, individually and collectively, jointly and severally, from any and all Claims, which the Mitte Released Parties have had, may now have or might claim to have, or may have in the future against the FIC Releasing Parties, INCLUDING, WITHOUT LIMITATION, ANY AND ALL STATUTORY AND COMMON LAW CLAIMS FOR BREACH OF EXPRESS OR IMPLIED CONTRACT, TORTIOUS INTERFERENCE WITH CONTRACT, PROMISSORY ESTOPPEL, BREACH OF IMPLIED COVENANTS, SPECIFIC PERFORMANCE, BREACH OF FIDUCIARY DUTY, INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENCE, AN ACCOUNTING, FRAUD, NEGLIGENT MISREPRESENTATION, FRAUDULENT INDUCEMENT, INFRINGEMENT OF INTELLECTUAL PROPERTY, MISAPPROPRIATION OF TRADE SECRETS, CONVERSION, OR ANY OTHER CLAIM THAT ARISES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, including without limitation claims arising out of, in any way relating to, or in connection with:
(1) the Litigation; (2) the Mitte Audit; (3) the Foundation Audit; (4) the Donations; (5) the Employment Agreement or the termination thereof; (6) Roy's, Scott's and/or Bender's service, actions and conduct as an officer, director, or employee of FIC or of each other; (7) the demand by the Mitte Parties for a special meeting of shareholders; or (8) any other claims that were or with reasonable diligence could have been asserted in the Litigation or that are in any way related to items (2) through (7) immediately above, except for the obligations contained in this Agreement. The Parties specifically agree that the terms of the General Release in Section 4.3 do not in any way impact, affect, impair, release, waive or otherwise discharge the right of the Mitte Parties to request a special shareholders meeting of FIC after the termination of the proxy provided herein for any reason.

     4.4 Preservation of Certain Matters. Notwithstanding the foregoing, the parties expressly agree that the foregoing release given by the Mitte Parties does not in any manner constitute a release by Roy of any employee benefits to which he is entitled, including without limitation: employee disability or life insurance; rights under any employee retirement income plan; rights under any 401(k) plan, employee stock ownership plan or similar plan; and any rights Roy has or may have to continue any such benefits at his own expense following the execution of this Agreement.

     4.5 Intended Beneficiaries. These general releases shall be binding on and run to the benefit of each of the Parties hereto and all of the present and former predecessors, successors, subsidiaries, affiliates, servants, attorneys, agents, employees, officers, directors, shareholders, partners, principals, heirs, assigns, and representatives of the Parties hereto and the other persons and entities listed in this provision.

    5.0 Arbitration. All Parties agree, if necessary, to arbitrate any irreconcilable issues relative to this Agreement in binding arbitration before a panel of three arbitrators. If the parties cannot agree on the three arbitrators, the panel shall be selected by the presiding judge of the Travis County, Texas district courts. Any such arbitration will not exceed one day, and will be based solely upon the documentary submissions, affidavits, and oral argument, and will not include witness testimony. By signing this Agreement, the Parties understand that by agreeing to binding arbitration for any dispute arising out of this Agreement the Parties are giving up any rights to have the dispute litigated in a court or jury trial. The agreement by the Parties to binding arbitration is completely voluntary. The prevailing party shall be entitled to recover reasonable fees and expenses (including attorneys' fees) in any such arbitration.

     6.0 General Provisions.

     6.1 Health Insurance. To the extent permitted by FIC's plans and the insurer thereof as in effect from time to time, FIC will continue Roy's and Joann's current health insurance coverage as currently in effect for five years from the date of this Agreement at no cost to Roy or Joann. In the event that at any time during such five year period, the plan or insurer thereof, notwithstanding commercially reasonable efforts by FIC to continue such coverage, does not permit Roy and Joann to continue to participate in such plan, FIC will provide Roy and Joann with an aggregate maximum annual allowance of $10,000 (pro rated for any partial year) for the remainder of such five-year period.

     6.2 Confidentiality Agreement. The Parties to this Agreement and their attorneys agree that this Agreement shall be strictly confidential and no Party (or that Party's successors, assigns, agents, attorneys, employees, employers, representatives, or any other person or entity against whom this Agreement is enforceable or their respective successors, assigns, agents, attorneys, employees, employers, or representatives) may disclose the terms of this Agreement or furnish a copy of this Agreement to any other person or entity, except as is expressly required by law, rule, regulation, or legal process or as is required and necessary to be disclosed to shareholders, employees, officers, directors, investors, insurers, attorneys, the Securities and Exchange Commission, securities exchanges, or governmental agencies in connection with any disclosure, filing, business necessity, or contractual obligation, or as is necessary or is required for obtaining tax, legal, or financial advice. Any person to whom such information is disclosed shall be informed that this

Agreement is confidential. The Parties specifically agree that each and every term of this Section 6.2 applies to any and all information in the custody or control of Bender or FIC that Bender has ever prepared, written, acquired, attained, or gained during his employment with FIC or otherwise, that relates or pertains in any way to items (1) through (8) described in the release language in Sections 4.2 and 4.3. Notwithstanding the provisions of this paragraph, the Parties to this Agreement and their attorneys agree and consent that they are permitted to state the following regarding the terms of this Agreement and only the following (or substantially similar words to this effect): "The Parties to the Litigation have settled all of their claims against each other. None of the parties to the Litigation admitted any liability, or that any of the claims that either party had against the other were valid and/or enforceable. The Litigation was resolved to the mutual satisfaction of all the Parties."

     6.3 Indemnification. (a) FIC shall indemnify, defend, and hold, to the maximum extent permitted under applicable law, the Mitte Parties harmless from and against any and all losses, claims, judgments, liabilities, amounts paid in settlement, fines, court costs, pre- and post-judgment interest and other costs or expenses (including reasonable fees and disbursements of counsel) (collectively "Damages") to which any of the Mitte Parties may become subject or may incur as a result of being made, or threatened with being made, a party to any proceeding at law or in equity or before any governmental agency or board, arising out of or based in whole or in part on their holding the position of officer or director of FIC or any of its subsidiaries or their participation as a party in negotiating and entering into this Agreement, except to the extent that (i) a court of competent jurisdiction determines in a final, unappealable judgment that such Damages would not qualify for indemnification under applicable law or (ii) such Damages relate to investigations by any governmental agency related to the matters raised in or by the Mitte Audit, the Foundation Audit or the Donations. As to any such action or threatened action, FIC shall advance reasonable documented out-of-pocket legal defense costs to the appropriate Mitte Party, if such party agrees as provided in the Texas Business Corporation Act to reimburse such expenses if required. FIC shall also take all steps reasonably necessary to assure that the Mitte Parties are covered, in the same manner that other former officers and directors are generally covered, with respect to actions arising during their terms as or by reason of their service as officers or directors of FIC or its subsidiaries, under any officer and director liability policy.

     (b) The Parties do not believe that FICA applies to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that FICA is subsequently assessed, Roy agrees, promptly following notice by FIC, to pay to FIC his allocable share of any such amount and to indemnify FIC for any related costs, interest and/or penalties which are assessed against FIC for the failure to have previously withheld or paid such FICA amounts.

     6.4 Warranties of Good-Faith Efforts. Each Party hereby expressly agrees, and warrants and represents that: he, she, or it (i) will not initiate, incite, promote or assist in any civil or criminal actions against any of the other parties, including the Foundation, FIC, FIC Management, Bender, or any Mitte family member, except as expressly required by law; (ii) will not publish in any way any disparaging remarks, descriptions, summaries, or statements about any of the other parties relating in any way to the other parties, including the Foundation, FIC, FIC Management, Bender, or any Mitte family member, except as such statements are expressly required to give a fair and accurate assessment as expressly required by law and/or any governmental authority for any regulatory filing; and (iii) recognizes and acknowledges that FIC may be required by the Securities Exchange Commission to modify any proxy materials relating to the 2003 Annual Shareholders' Meeting or other meetings. FIC will use all reasonable efforts to exclude as much discussion as possible of the disputes concerning the Litigation, the Mitte Audit, the Foundation Audit, the Donations, and any other disputes between FIC, the Foundation, and the Mitte Parties, except as expressly required and demanded by the Securities and Exchange Commission in connection with such proxy statement or that which is required in such proxy statement pursuant to Rule 14a-9 under the Exchange Act, or in any other public filings in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Additionally, the Parties further acknowledge that FIC has responded by providing documents and witnesses for interviews in response to an investigation initiated by the Texas Department of Insurance and that FIC will continue to respond appropriately to such investigation if required by law.

     6.5 Authority to Release and Settle. Each Party hereby expressly warrants and represents that: (i) it is the lawful owner of all Claims herein released;
(ii) it has full power and express authority to settle and release the Claims as set forth in this Agreement; (iii) it has not made any assignment or transfer of those Claims, including but not limited to assignment or transfer by subrogation or by operation of law; (iv) it knows of no person or entity that intends to assert a claim by, through, under, or on behalf of such Party; (v) it is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (vi) it is represented and has been advised by counsel in connection with this Agreement, which such Party executes wholly voluntarily and of its own choice, volition, judgment, belief and knowledge, after consultation with such counsel and not under coercion or duress; (vii) it has made its own investigation of the facts and is relying solely upon its own knowledge and the advice of its counsel;
(viii) it has no expectation that the other Party will disclose facts material to this Agreement; and (ix) it knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown. The Parties agree and stipulate that each Party is relying upon these representations and warranties in entering into this Agreement. These representations and warranties shall survive the execution of this Agreement.

     6.6 Severability and Savings Clause. Should any clause, sentence, provision, paragraph or part of this Agreement for any reason whatsoever, be adjudged by any court of competent jurisdiction, or be held by any other competent governmental authority having jurisdiction, to be invalid, unenforceable, or illegal, such judgment or holding shall not affect, impair or invalidate the remainder of this Agreement, but shall be confined in its operation to the specific clause, sentence, provision, paragraph or part of this Agreement directly involved, and the remainder of this Agreement, wherever practicable, shall remain in full force and effect.

     6.7 GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS EXCEPT THAT ANY CONFLICTS OF LAW RULE REQUIRING REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED. EXCLUSIVE VENUE SHALL LIE IN TRAVIS COUNTY, TEXAS.

     6.8 Further Assurances. The Parties agree that they shall, from time to time, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to the other Parties instruments, agreements, lien waivers, releases, and other documents as each Party shall reasonably request in order to further evidence the releases and other covenants described in this Agreement, including, but not limited to, the Agreed Judgment of Dismissal in conformance with Section 3.1. The Parties further agree that the releases contracted herein shall be broadly and comprehensively construed.

     6.9 Entire Agreement Clause. This Agreement contains and constitutes the entire agreement and understandings of the Parties and supersedes as of the execution date all prior negotiations, discussions, undertakings or agreements of any sort whatsoever, whether oral or written, or any claims that might have ever been made by one Party against any opposing Party. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement.

     6.10 Amendments in Writing. This Agreement may only be amended or modified by a written instrument that has been executed by the Parties and that unequivocally indicates the Parties' intention to modify this Agreement. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement.

     6.11 No Author. All terms and provisions of this Agreement, and the drafting of this Agreement, have been negotiated by the Parties at arm's length and to mutual agreement, with consideration by and participation of each, and no party shall be deemed the scrivener of this Agreement.

     6.12 Construction. Words used in the Agreement of any gender or neuter shall be construed to include any other gender or neuter where appropriate. Words used in this Agreement that are either singular or plural shall be construed to include the other where appropriate.

     6.13 Captions and Headings. The Parties agree that the captions and headings contained in this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

     6.14 Multiple Counterparts. This Agreement may be executed in multiple counterparts, any and all of which may contain the signatures of less than all the Parties and all of which shall be construed together as a single document. Each counterpart shall be fully effective as an original when all of the Parties have executed this Agreement. Such counterparts may also be executed by telefaxed signature.

     6.15 No Admission of Fault. Neither the execution of this Agreement nor compliance with its terms, nor the consideration provided for herein, shall constitute or be construed as an admission of any fault, wrongdoing or liability whatsoever on the part of any of the Parties, or any of their agents, attorneys, representatives, or employees, but is in full settlement of disputed issues, and all such liability is expressly denied.

     6.16 No Waiver. The failure by any of the Parties to this Agreement to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Agreement or a course of dealing between the Parties, shall not be a waiver of such terms or conditions or of such Party's right thereafter to enforce each and every term and condition of this Agreement.

     6.17 The Effective Date. The Effective Date of this Agreement is May 15, 2003.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each of the Parties have duly executed and delivered this Agreement as of this 15th day of May, 2003.



FINANCIAL INDUSTRIES CORPORATION



By:   /s/ Eugene E. Payne
    ______________________________
    Eugene E. Payne
    Its President


      /s/ Robert Bender
    ______________________________
    Robert Bender


      /s/ Roy F. Mitte
    ______________________________
    Roy F. Mitte


      /s/ Joann Cole Mitte
    ______________________________
    Joann Cole Mitte


     /s/ Scott Mitte
    ______________________________
    Scott Mitte


     /s/ Jan Mitte
    ______________________________
    Jan Mitte



    THE ROY F. AND JOANN COLE MITTE FOUNDATION


    By:    /s/
        __________________________

    Name:  _______________________

    Title:  ______________________

                                                                      Exhibit A

                                IRREVOCABLE PROXY


     KNOW ALL MEN BY THESE PRESENTS, That the undersigned shareholders of Financial Industries Corporation, a Texas corporation (the "Corporation") does hereby appoint any such persons named as proxies in any Proxy Statement filed by the Corporation with the Securities and Exchange Commission with full power of substitution, as the true and lawful attorney and proxy of the undersigned for and in his, her or its name, place, and stead to attend all meetings of the shareholders of the Corporation, and to vote the shares of common stock, $0.20 par value per share, of the Corporation specified on Schedule A hereto and any additional shares that may be acquired by the undersigned after the date hereof, at any and all meetings of the shareholders or any adjournment thereof with respect to the matters expressly set forth in Section 2.1 of that certain Compromise Settlement Agreement and Mutual Release dated as of May 15, 2003 (the "Settlement Agreement") among the undersigned, the Corporation and Robert Bender. The undersigned hereby affirm that this proxy is given in connection with the Settlement Agreement and that this proxy is COUPLED WITH AN INTEREST AND IS IRREVOCABLE BUT IS SUBJECT TO TERMINATION AS PROVIDED IN THE SETTLEMENT AGREEMENT, and each of the undersigned hereby ratifies and confirms all that the proxy holders may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has set his, her or its hand this 15th day of May, 2003.




                                        ____________________________________
                                        Roy F. Mitte



                                        ____________________________________
                                        Joann Cole Mitte



                                        ____________________________________
                                        Scott Mitte



                                        ____________________________________
                                        Jan Mitte

                                        THE ROY F. AND JOANN COLE
                                        MITTE FOUNDATION

                                        By:  _______________________________

                                        Name:  _____________________________

                                        Title:  ____________________________



                                   Exhibit A

                                                                     Exhibit B

                 FORM OF JOINT MOTION TO DISMISS WITH PREJUDICE



                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                                 AUSTIN DIVISION

FINANCIAL INDUSTRIES
CORPORATION


     Plaintiff,                                     CIVIL ACTION NO.
                                                      A03 CA 033 SS
vs.

THE ROY F. AND JOANN COLE
MITTE FOUNDATION, ROY F.
MITTE and JOANN COLE MITTE

     Defendants.


                        ORDER OF DISMISSAL WITH PREJUDICE


     Plaintiff Financial Industries Corporation and Defendants and counter-plaintiffs Roy F. Mitte, Joann Cole Mitte, and The Roy F. Mitte and Joann Cole Mitte Foundation, through their counsel, have by Motion informed the Court that they have reached a mutually acceptable compromise settlement of their disputes, under the terms of which they have agreed to dismiss all claims and counterclaims herein on the terms set out herein.
It is accordingly

     ORDERED that this action, and all claims and counterclaims asserted herein, is hereby DISMISSED, with prejudice to the filing of any claims that were, or with reasonable diligence could have been asserted herein. Costs are taxed against the party or parties originally incurring same.

     SIGNED this ____ day of _____________, 2003.





                                                _______________________________
                                                UNITED STATES DISTRICT JUDGE



                                   Schedule A

                                   SCHEDULE A


                                SHARES OF COMMON
                           STOCK INITIALLY SUBJECT TO
                                IRREVOCABLE PROXY


Record Holder                    Number of Shares             Certificate No(s).


Roy F. Mitte                          75,340(2)
Joann Cole Mitte                           0
Scott Mitte                               64(3)
The Roy F. and Joann
  Cole Mitte Foundation            1,552,206








-------------------------

2 Such amount includes 35,520 shares of Common Stock held for Roy F. Mitte's benefit in the Corporation's Employee Stock Ownership Plan.

3 Such amount is held for Scott Mitte's benefit in the Corporation's Employee Stock Ownership Plan.



                                   Schedule A